Exhibit 10.3

AWARD AGREEMENT FOR RESTRICTED SHARES

UNDER THE

IGI LABORATORIES, INC.

2009 EQUITY INCENTIVE PLAN

THIS AWARD AGREEMENT FOR RESTRICTED SHARES (this “Agreement”) is made between IGI LABORATORIES, INC. (the “Company”) and [__________] (the “Grantee”).

WHEREAS, the Company maintains the IGI Laboratories, Inc. 2009 Equity Incentive Plan (the “Plan”) for the benefit of employees, Directors, consultants and other individuals performing services for the Company and its Affiliates; and

WHEREAS, the Plan permits the grant of shares of the Company’s common stock (the “Common Stock”), subject to certain restrictions; and

WHEREAS, to compensate the Grantee for his or her service to the Company and its Affiliates and to further align the Grantee’s financial interests with those of the Company’s stockholders, the Company wishes to award the Grantee shares of Common Stock, subject to the restrictions and on the terms and conditions contained in the Plan and this Agreement.

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

1. Award of Stock. Effective [_________], [___] (the “Effective Date”), the Company hereby awards the Grantee [_______] Shares of Common Stock (the “Shares”), subject to the restrictions and on the terms and conditions set forth in this Agreement and the Plan. The terms of the Plan are hereby incorporated into this Agreement by this reference, as though fully set forth herein. Capitalized terms used but not defined herein will have the same meaning as defined in the Plan.

2. Vesting of Shares. The Shares are subject to forfeiture to the Company until they become nonforfeitable in accordance with this Section 2.

(a) Vesting. The Shares will become nonforfeitable if the Grantee remains in continuous service to the Company (whether as an employee, Director, consultant, independent contractor or any other capacity in which he provides services to the Company) through the applicable vesting date according to the following schedule:

Percentage of Shares Vested:	Vesting Date:

(b) All Unvested Shares Forfeited Upon Cessation of Service. Upon cessation of Grantee’s service with the Company for any reason or for no reason (and whether such cessation is initiated by the Company, the Grantee or otherwise), any Shares that have not, on or prior to the effective date of such cessation, become nonforfeitable will immediately and automatically, without any action on the part of the Company, be forfeited and the Grantee will have no further rights with respect to those shares.

(c) Service with Subsidiaries. Solely for purposes of this Agreement, service with the Company will be deemed to include service with any subsidiary or affiliate of the Company (for only so long as such entity remains a subsidiary or affiliate).

3. Escrow of Shares.

(a) Certificates evidencing the Shares issued under this Agreement will be held in escrow by the Secretary of the Company or his or her designee (the “Escrow Holder”) until such Shares cease to be subject to forfeiture in accordance with Section 2, at which time, the Escrow Holder will deliver such certificates representing the nonforfeitable Shares to the Grantee; provided, however, that no certificates for Shares will be delivered to the Grantee until appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such Shares.

(b) If any portion of the Shares are forfeited by the Grantee under Section 2, upon request by the Company, the Escrow Holder will deliver the stock certificate(s) evidencing those Shares to the Company, which will then have the right to retain and transfer those Shares to its own name free and clear of any rights of the Grantee under this Agreement or otherwise.

(c) The Escrow Holder is hereby directed to permit transfer of the Shares only in accordance with this Agreement or in accordance with instructions which are inconsistent with this Agreement which are signed by both parties. In the event further instructions are reasonably desired by the Escrow Holder, he or she shall be entitled to conclusively rely upon directions executed by a majority of the members of the Board. The Escrow Holder shall have no liability for any act or omissions hereunder while acting in good faith in the exercise of his or her own judgment.

4. Stock Splits, etc. If, while any of the Shares remain subject to forfeiture, there occurs any merger, consolidation, reorganization, reclassification, recapitalization, stock split, stock dividend, or other similar change in the Common Stock, then any and all new, substituted or additional securities or other consideration to which the Grantee is entitled by reason of the Grantee’s ownership of the Shares will be immediately subject to the escrow contemplated by Section 3, deposited with the escrow holder and will thereafter be included in the term “Shares” for all purposes of the Plan and this Agreement.

5. Rights of Grantee. During the period while any of the Shares remain subject to forfeiture, the Grantee shall have the right to vote the Shares. Any dividends paid on the Shares during the period while any of the Shares remain subject to forfeiture shall accrue, but shall not be paid until all of the Shares are no longer subject to forfeiture. The accrued dividends shall be paid to the Grantee at the same time that the certificates for Shares are delivered; provided, however, no accrued dividends shall be paid if any of the Shares are forfeited in accordance with Section 2.

6. Tax Consequences. The Grantee acknowledges that the Company has not advised the Grantee regarding the Grantee’s income tax liability in connection with the vesting of the Shares. The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

WHILE THE COMPANY WILL EXERCISE REASONABLE EFFORTS TO ASSIST THE GRANTEE OR OTHERWISE FACILITATE ANY SECTION 83(b) ELECTION MADE BY THE GRANTEE WITH RESPECT TO THE SHARES, THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY ANY SECTION 83(b) ELECTION.

7. Restriction on Transfer of Shares. The Grantee may not sell, pledge, assign, encumber, hypothecate, gift, transfer, bequeath, devise, donate or otherwise dispose of, in any way or manner whatsoever, whether voluntary or involuntary, any legal or beneficial interest in any of the Shares until those Shares have become nonforfeitable in accordance with Section 2 of this Agreement. If the Grantee, without complying with this Agreement’s terms and conditions, transfers or alienates, in any manner, voluntarily or involuntarily, any legal or beneficial interest that Grantee has in any Shares, then the transfer or alienation will not take effect, and the Company will not, and will not be compelled to, recognize any such transfer or alienation, or record on the Company’s books any such transfer or alienation, or issue, to any person who has received from the Grantee, in a manner that does not comport with this Agreement, any Shares, any document or any stock certificate(s) representing the Shares.

8. Securities Laws, etc. The Company may from time to time impose any conditions on the Shares as it deems necessary or advisable to ensure that the Shares are issued and resold in compliance with all applicable securities laws. The Company may require that the Grantee represent that the Grantee is holding the Shares for the Grantee's own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Company deems appropriate.

9. Share Legends. The following legend will be placed on the certificates evidencing all the Shares (in addition to any other legends that may be required to be placed on such certificates pursuant to applicable law or otherwise):

 THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AWARD AGREEMENT FOR RESTRICTED SHARES ENTERED INTO BETWEEN [____________] AND IGI LABORATORIES, INC. WHICH TERMS AND CONDITIONS INCLUDE, WITHOUT LIMITATION, CERTAIN FORFEITURE CONDITIONS AND TRANSFER RESTRICTIONS. COPIES OF THAT AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF IGI LABORATORIES, INC. AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF IGI LABORATORIES, INC.

10. The Plan. This Agreement is subject to, and the Grantee agrees to be bound by, all of the terms and conditions of the Plan as such Plan may be amended from time to time in accordance with the terms thereof. Pursuant to the Plan, the Board of Directors of the Company (the “Board”) is authorized to adopt rules and regulations not inconsistent with the Plan as it shall deem appropriate and proper. A copy of the Plan in its present form is available for inspection during business hours by the Grantee at the Company’s principal office. All questions of the interpretation and application of the Plan and this Agreement shall be determined by the Board, whose determination shall be final, binding and conclusive.

11. General Provisions.

(a) This Agreement represents the entire agreement between the parties with respect to the grant of the Shares and may only be modified or amended in a writing signed by both parties.

(b) Any notice, demand or request required or permitted to be given by either the Company or the Grantee pursuant to the terms of this Agreement shall be in writing and shall be deemed given on the date and at the time delivered via personal, courier or recognized overnight delivery service or, if sent via telecopier, on the date and at the time telecopied with confirmation of delivery or, if mailed, on the date five (5) days after the date of the mailing (which shall be by regular, registered or certified mail). Delivery of a notice by telecopy (with confirmation) shall be permitted and shall be considered delivery of a notice notwithstanding that it is not an original that is received. If directed to the Grantee, any such notice, demand or request shall be sent to the address on file with the Company, or to such other address as the Grantee may hereafter specify in writing. If directed to the Company, any such notice, demand or request shall be sent to the Company’s principal executive office, c/o the Company’s Secretary, or to such other address or person as the Company may hereafter specify in writing.

Any notice to the Escrow Holder shall be sent to the Company’s address, with a copy to the other party not sending the notice.

(c) Neither this Agreement nor any rights or interest hereunder shall be assignable by the Grantee, her beneficiaries or legal representatives, and any purported assignment in violation hereof shall be null and void.

(d) Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

(e) The grant of Shares hereunder will not confer upon the Grantee any right to continue in service with the Company or any of its subsidiaries or affiliates.

(f) This Agreement shall be governed by, and enforced in accordance with, the laws of the State of Delaware, without regard to the application of the principles of conflicts or choice of laws of Delaware or any other jurisdiction.

(g) This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Award Agreement on the Effective Date first indicated above.

IGI LABORATORIES, INC.

By:

Title:

GRANTEE